Exhibit 3.115

KE 72899475 LIMITED LIABILITY COMPANY AGREEMENT OF ENSCO OFFSHORE LLC This Limited Liability Company Agreement (this “Agreement”) of ENSCO Offshore LLC (the “Company”) is entered into and effective as of the 23rd day of December, 2020, by ENSCO Holding Company (“ENSCO Holding”), a Delaware corporation, as the sole member and any person or entity admitted as a substitute or additional member of the Company pursuant to the provisions of this Agreement (each a “Shareholder”). WHEREAS, the Company was formed on the date hereof pursuant to and in accordance with the Delaware Limited Liability Company Act (6 Del. C. § 18-101, et seq.), as amended from time to time (the “Act”). WHEREAS, ENSCO Holding desires to participate in the Company for the purpose described herein. NOW THEREFORE, ENSCO Holding, by execution of this Agreement, does hereby adopt this Agreement as the limited liability company agreement of the Company upon the following terms and conditions. 1. Name. The name of the limited liability company is ENSCO Offshore LLC. 2. Purpose. The Company is formed for the object and purpose of, and the nature of the business to be conducted and promoted by the Company is, engaging in any lawful act or activity for which limited liability companies may be formed under the Act, including, without limitation, purchasing, investing in, financing, selling and otherwise dealing with direct and indirect interests in real estate assets (including loans secured by or relating to real estate assets or interests therein), other assets and in companies or entities owning such assets, and engaging in any and all activities necessary or incidental to the foregoing. 3. Powers. In furtherance of its purposes, but subject to all of the provisions of this Agreement, the Company shall have the power and is hereby authorized to do such things and engage in such activities as may be necessary, convenient or incidental to the conduct of the business of the Company, and have and exercise all of the powers and rights conferred upon limited liability companies formed pursuant to the Act. 4. Filings. As of the execution of this Agreement, an authorized person within the meaning of the Act has executed, delivered and filed the Certificate of Formation with the Secretary of State of the State of Delaware. ENSCO Holding hereby ratifies and approves such filing of the Certificate of Formation with the Secretary of State of the State of Delaware. Thereafter, each Shareholder is hereby designated as an authorized person within the meaning of the Act. Each Shareholder shall have the right, power, and authority to execute, deliver and file any other certificates (and any amendments and/or restatements thereof) necessary for the

2 Company to qualify to do business in a jurisdiction in which the Company may wish to conduct business. 5. Registered Office. The address of the registered office of the Company in the State of Delaware is c/o Corporation Service Company, 251 Little Falls Drive, Wilmington, County of New Castle, Delaware 19808. 6. Registered Agent. The name and address of the registered agent for service of process on the Company in the State of Delaware is The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801. 7. Fiscal Year. The fiscal year of the Company (the “fiscal year”) shall be the calendar year, or in the case of the Company’s first and last fiscal years, the fraction thereof commencing on the date of the filing of the Certificate of Formation or the date the Company is dissolved as provided in Section 11. The Shareholders are authorized to make all elections for tax or other purposes as they may deem necessary or appropriate. 8. Shareholders. (a) Shareholders as Members. The Shareholders shall be the only members of the Company and the holding of limited liability company interests (each a "Share") shall confer the rights set forth herein and, except as otherwise provided herein, in the Act. (b) Initial Shareholder. Simultaneously with the execution of this Agreement, ENSCO Holding is admitted to the Company as a member of the Company. Upon its admission to the Company, the Company shall issue to ENSCO Holding the number of Shares set forth in Exhibit A. The Share Register (as defined below) shall reflect such ownership and a certificate in the form attached hereto as Exhibit B (a "Share Certificate") shall be issued to ENSCO Holding to evidence such ownership. The name and address of ENSCO Holding is listed in Exhibit A attached hereto. The Company may issue additional Shares at such times, to such persons and on such terms and conditions as the Shareholders may in their discretion determine, subject to the maximum authorized share capital set out in Section 9(d). (c) Meetings of the Shareholders. The Shareholders may hold meetings within or outside the State of Delaware. Meetings of the Shareholders may be called by any Shareholder on not less than one day's notice to each Shareholder by telephone, facsimile, e-mail, telegram or any other means of same day communication. (d) Quorum: Acts of the Shareholders. At all meetings of the Shareholders, Shareholders holding a majority of the Shares shall constitute a quorum for the transaction of business and, except as otherwise expressly provided in any other provision of this Agreement or expressly required by any provision of the Act, each Shareholder shall be entitled to one vote per Share held at the time of the meeting and the approval of Shareholders holding a majority of the votes present at any meeting at which there is a quorum shall constitute the approval of the Shareholders. If a quorum shall not be present at any meeting of the Shareholders, the

3 Shareholders present at such meeting may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present. The decisions of the Shareholders shall be documented in writing and be kept in the books and records of the Company. Any action required or permitted to be taken at any meeting of the Shareholders may be taken without a meeting if all Shareholders consent thereto in writing, and the writing or writings are filed with the books and records of the Company. (e) Electronic Communications. The Shareholders may participate in meetings of the Shareholders by means of telephone conference or similar communications equipment that allows all persons participating in the meeting to hear each other, and such participation in a meeting shall constitute presence in person at the meeting. 9. Shares; Assignments; Cancellations. (a) Shares. The initial Shares issued to ENSCO Holding shall be automatically issued up on the execution of this Agreement. Shares may be transferred. Shares are not redeemable, but may be cancelled as provided in Section 9(e) below. (b) Certificates. (i) Ownership of Shares shall be evidenced by Share Certificates in the form attached hereto as Exhibit B. The Share Certificates shall be executed by an Officer of the Company on behalf of the Company. (ii) Upon a Shareholder's transfer of one or more Shares, the transferee of such Share(s) shall deliver the Share Certificate evidencing such Share(s) to the Company for cancellation of the Share Certificate, and (subject to the provisions of this Agreement) an Officer of the Company shall thereupon issue a new Share Certificate to the transferee and, if applicable, a new Share Certificate to the transferring Shareholder. (iii) Upon the transfer of any share(s) to a person who is not a Shareholder, the transferee shall be admitted to the Company, subject to Section18, as a Shareholder upon execution and delivery by the transferee of an instrument by which it agrees to be bound by the terms and conditions of this Agreement. (iv) Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of any Share Certificate and of a letter of indemnity reasonably satisfactory to the Company, and upon reimbursement to the Company of all reasonable expenses incident thereto, and upon surrender or cancellation of a Share Certificate, if mutilated, an Officer of the Company shall make and deliver a new Share Certificate for the Share Certificate lost, stolen, destroyed or mutilated. (c) Share Register. The Company shall maintain a physical share register (the

4 "Share Register") for the registration of shares, and any transfer of shares, at the registered office of the Company or such other place as the Company may determine. All issuances of Share Certificates shall be duly recorded in the Share Register. Upon any surrender for registration on transfer of any Share Certificate at the principal place of business of the Company (or other location where the Share Register is maintained) with a duly executed assignment or power of transfer, together with such proof of the authenticity of the signature and of any applicable transfer taxes as the Company may require, an Officer of the Company shall execute and deliver a new Share Certificate as provided for in Section 9(b)(9(b)(ii) above. The Company shall treat the person in whose name each Share Certificate is registered in the Share Register as the absolute owner of the relevant Share(s) for all purposes and shall not be bound to recognize any legal, equitable or other claim to or interest in such share(s) on the part of any other person, whether or not the Company has express notice thereof, except to the extent expressly required by applicable law. (d) Share Capital. The authorized share capital of the Company is $20,000, divided into 2,000,000 Shares with a nominal value of $0.01 per Share. Any payment received by the Company on a subscription for Shares in excess of the nominal value of the Shares shall be received by the Company as share premium. Upon payment of $0.01 for a Share, such Share shall be fully paid and non-assessable. (e) Cancellation of Shares. The Company may, at any time, cancel any issued Share(s) upon entering into an agreement with the holder thereof providing for the cancellation of the Share(s). If the Company cancels any Share(s), such Share(s) shall be automatically cancelled without transfer back to the Company, shall no longer be outstanding, and the holder thereof shall cease to be a member of the Company with respect to the share(s) cancelled. In the case of cancellation of any share(s), the holder thereof shall be required to return to the Company the Share Certificate evidencing the cancelled share(s), and, if such person continues to hold one or more shares notwithstanding such cancellation, an Officer of the Company shall thereupon issue to such person a new Share Certificate to evidence the number of Shares held by such person following such cancellation. 10. Share Subscriptions and Capital Contributions. In consideration for the shares which have been issued to it, the Shareholder has contributed or shall contribute the capital set forth opposite the Shareholder’s name in Exhibit A hereto. Any Shareholder may voluntarily make further capital contributions to the Company at any time, either in order to subscribe for additional Shares in the Company or without the issue of any such additional Shares, in such Shareholder’s sole discretion. To the extent that a Shareholder makes a capital contribution to the Company, that Shareholder shall revise Exhibit A hereto. 11. Management and Control. (a) The Company shall be managed exclusively by the Shareholders. The Shareholders shall have the right, power, authority and discretion to conduct the business and affairs of the Company to take any and all actions (including, without limitation, executing, delivering and performing on behalf of the Company any and all agreements, instruments, certificates or other documents) and do any and all things necessary, desirable, convenient or

5 incidental to carry on the business and purposes of the Company, and shall have and may exercise all of the powers and rights conferred upon a manager of a limited liability company formed pursuant to the Act. (b) The initial officers (the “Officers” or, individually, an “Officer”) of the Company as designated by ENSCO Holding are listed on Schedule A hereto. Any successor Officers of the Company shall be chosen by the Shareholders and may consist of one or more persons as a chairman, president, vice president, secretary, treasurer and/or any other title of an Officer of the Company, as determined by the Shareholders, to act on behalf of the Company with respect to any matter or matters delegated to such person by the Shareholders. No such delegee or Officer need be a resident of the State of Delaware. Any number of offices may be held by the same person. The Shareholders may appoint such other Officers and agents as they shall deem necessary or advisable, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Shareholders. The Officers of the Company shall hold office until (i) their successors are chosen and qualified or (ii) they are removed by the Shareholders. Any Officer may be removed at any time, with or without cause, by the Shareholders. The Officers are agents of the Company for the purpose of the Company’s business and the actions of the Officers taken in accordance with such powers shall bind the Company. 12. Exculpation and Indemnification. No Shareholder, director, Officer or other authorized agent of the Company shall be liable to the Company, or any other person or entity who has an interest in the Company, for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such person in good faith on behalf of the Company and in a manner reasonably believed to be within the scope of the authority conferred on such person by this Agreement, except that such person shall be liable for any such loss, damage or claim incurred by reason of such person’s willful misfeasance. In the event that the Shareholders, or any of their direct or indirect members, partners, directors, managing directors, officers, stockholders, employees, agents, affiliates or controlling persons, or any director or officer of the Company (collectively, the “Indemnified Persons”; and each an “Indemnified Person”), becomes involved, in any capacity, in any threatened, pending or completed, action, suit proceeding or investigation, in connection with any matter arising out of or relating to the Company’s business or affairs, to the fullest extent permitted by applicable law, any legal and other expenses (including the cost of any investigation and preparation) incurred by such Indemnified Person in connection therewith shall, from time to time, be advanced by the Company prior to the final disposition of such action, suit, proceeding or investigation upon receipt by the Company of an undertaking by or on behalf of the Indemnified Person to repay such amount if it shall ultimately be determined that such Indemnified Person is not entitled to be indemnified by the Company in connection with such action, suit proceeding or investigation as provided in the exception contained in the next succeeding sentence. To the fullest extent permitted by law, the Company also will indemnify and hold harmless an Indemnified Person against any losses, claims, damages, liabilities, obligations, penalties, actions, judgments, suits, proceedings, costs, expenses and disbursements of any kind or nature whatsoever (collectively, “Costs”), to which such an Indemnified Person may become subject in connection with any matter arising out of or in connection with the Company’s business or affairs, except to the extent that any such Costs result solely from the willful misfeasance of such Indemnified Person. If for any reason (other than the willful misfeasance of such Indemnified Person) the foregoing indemnification is

6 unavailable to such Indemnified Person, or insufficient to hold it harmless, then the Company shall contribute to the amount paid or payable by such Indemnified Person as a result of such Costs in such proportion as is appropriate to reflect not only the relative benefits received by the Company on the one hand and such Indemnified Person on the other hand but also the relative fault of the Company and such Indemnified Person, as well as any relevant equitable considerations. The reimbursement, indemnity and contribution obligations of the Company under this Section 10 shall be in addition to any liability which the Company may otherwise have to any Indemnified Person and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Company and any Indemnified Person. The reimbursement, indemnity and contribution obligations of the Company under this Section 10 shall be limited to the Company’s assets, and no Shareholder shall have any personal liability on account thereof. The foregoing provisions shall survive any termination of this Agreement. 13. Dissolution. (a) The Company shall dissolve, and its affairs shall be wound up upon the first to occur of the following: (i) the written consent of all the Shareholders to dissolve the Company and (ii) the entry of a decree of judicial dissolution under Section 18-802 of the Act. (b) The bankruptcy (as defined in Section 18-101(1) and 18-304 of the Act) of any Shareholder shall not cause that Shareholder to cease to be a member of the Company and upon the occurrence of such an event, the business of the Company shall continue without dissolution. (c) In the event of dissolution, the Company shall conduct only such activities as are necessary to wind up its affairs (including the sale of the assets of the Company in an orderly manner), and the assets of the Company shall be applied in such manner, and in such order of priority, as determined by the Shareholders, subject to any requirements of the Act. (d) In connection with the winding-up of the Company, any surplus assets of the Company shall be distributed to the Shareholders pro rata in accordance with their respective shareholdings. The Company shall terminate when (i) all of the assets of the Company, after payment of or due provision for all debts, liabilities and obligations of the Company shall have been distributed to the Shareholders in the manner provided for in this Agreement and (ii) the Certificate of Formation has been cancelled in the manner required by the Act. 14. Treatment for Tax Purposes. It is the intention of ENSCO Holding that the Company be treated as an entity disregarded from its owner for federal, state and local income tax purposes. 15. Capital Contributions. Without creating any rights in favor of any third party, the Shareholders may, from time to time, make contributions of cash or property to the capital of the Company, but shall have no obligation to do so. 16. Distributions. Distributions shall be made to the Shareholders at the times and in the aggregate amounts determined by the Shareholders. Once the aggregate amounts of such

7 distributions have been determined, such amounts shall be distributed to the Shareholders in accordance with the number of Shares then held by them. 17. Allocation of Profit and Losses. The Company's profits and losses shall be notionally allocated to the Shareholders pro rata in accordance with their respective shareholdings. Any notional allocation made pursuant to this section shall have effect for U.S. income tax purposes only, and no notional allocation made pursuant to this section shall give any Shareholder any personal or proprietary right to or in respect of the profits of the Company or any personal or proprietary right to receive any distribution of, or any other payment in respect of, such profits. 18. Title. Legal title to all assets, rights and property, whether real, personal or mixed, conveyed to, or held or acquired by, the Company shall reside in the Company and shall be conveyed only in the name of the Company. No Shareholder shall have any interest in any specific assets of the Company and no Shareholder shall have the status of a creditor with respect to any distribution pursuant to this Agreement. 19. No Fiduciary Duties. No Shareholder shall have any duties (including any fiduciary duties) to the Company, any subsidiary or any other Shareholder, whether or not such duties arise or exist at law or in equity, and each Shareholder hereby expressly waives any such duties (including any fiduciary duties). 20. Admission of Additional Shareholders. One or more additional persons or entities may be admitted as a Shareholder of the Company with the consent of all the Shareholders and in accordance with the provisions set out in this Agreement. 21. Amendments. This Agreement may not be modified, altered, supplemented or amended except pursuant to a written agreement executed, delivered, and agreed by all the Shareholders. 22. Limited Liability. Except as otherwise provided by the Act, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company, and the Shareholders shall not be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a Shareholder of the Company. 23. No Third Party Beneficiaries. The right or obligation of the Shareholders to call for any capital contribution or to make a capital contribution or otherwise to do, perform, satisfy or discharge any liability or obligation of the Shareholders hereunder, or to pursue any other right or remedy hereunder or at law or in equity, shall not confer any right or claim upon or otherwise inure to the benefit of any creditor or other third party having dealings with the Company; it being understood and agreed that the provisions of this Agreement shall be solely for the benefit of, and may be enforced solely by, the Shareholders and their successors and assigns except as may be otherwise agreed to by the Company in writing with the prior written approval of all the Shareholders. 24. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED UNDER, THE LAWS OF THE STATE OF DELAWARE, ALL

8 RIGHTS AND REMEDIES BEING GOVERNED BY SAID LAWS, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS. [Signature Page to Follow]

SCHEDULE A Initial Officers Name Title Jason Morganelli President Christian Ochoa Vice President and Treasurer Colleen W. Grable Vice President and Secretary Elizabeth W. Darby Assistant Secretary

EXHIBIT A SHAREHOLDER Shareholder Capital Contribution Number of Shares held Percentage of issued shares owned by the Shareholder ENSCO Holding Company, c/o Corporation Service Company, 251 Little Falls Drive, Wilmington, County of New Castle, Delaware 19808 $10.01 1,001 100%

EXHIBIT B SHARE CERTIFICATE ENSCO Offshore LLC THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES OR BLUE SKY LAWS OF ANY STATE. THE HOLDER OF THIS CERTIFICATE, BY ITS ACCEPTANCE HEREOF, REPRESENTS THAT IT IS ACQUIRING THIS SECURITY FOR INVESTMENT AND NOT WITH A VIEW TO ANY SALE OR DISTRIBUTION HEREOF Certificate Number _________________ ___[number of shares]_share(s) ENSCO Offshore LLC, a Delaware limited liability company (the "Company"), hereby certifies that ___________ (the "Holder") is the registered owner of share(s) in the Company. The rights, powers, preferences, restrictions and limitations of the share(s) are set forth in, and this Certificate and the share(s) represented hereby are issued and shall in all respects be subject to the terms and provisions of, the Limited Liability Company Agreement of the Company, dated as of ___________, 2020, and as the same may be amended from time to time (the "LLC Agreement"). By acceptance of this Certificate, and as a condition to being entitled to any rights and/or benefits with respect to the share(s) evidenced hereby, the Holder is deemed to have agreed to comply with and be bound by all the terms and conditions of the LLC Agreement. The Company will furnish a copy of the LLC Agreement to the Holder without charge upon written request to the Company at its principal place of business. Capitalized terms used herein and not otherwise defined are used as defined in the LLC Agreement. This Certificate shall be governed by and construed in accordance with the laws of the State of Delaware without regard to principles of conflicts of laws. IN WITNESS WHEREOF, the Company has caused this Certificate to be executed by a Manager or officer of the Company. Dated: ___________________2020 ENSCO Offshore LLC By: _____________________________________________ Name: Title: